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                                                                    EXHIBIT 23.2

                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

     We have issued our report dated January 20, 1997, accompanying the financial statements of Bayard Drilling Technologies, Inc. contained in the Form S-4 Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                                                 /s/ GRANT THORNTON LLP
                                            ------------------------------------
                                                     Grant Thornton LLP

Oklahoma City, Oklahoma
July 20, 1998

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